                                                                       EXHIBIT 2

                            REORGANIZATION AGREEMENT
                            ------------------------

    THIS REORGANIZATION AGREEMENT (the "Agreement") is entered into by and among ASA International Ltd., a Delaware corporation ("ASA"), TradePoint Systems LLC ("TradePoint"), a New Hampshire limited liability company, and Christopher J. Crane, an individual residing in Harvard, Massachusetts ("Crane").

    WHEREAS, TradePoint has been organized for the purposes of entering into this Agreement and effecting the transactions contemplated by this Agreement.

    WHEREAS, ASA desires to transfer to TradePoint and TradePoint and Crane desire that TradePoint acquire from ASA all of the assets owned and used by ASA in the operation of ASA's International Trade and Transportation Systems Division (the "International Division").

    WHEREAS, in connection with the transfer of the assets of the International Division, TradePoint shall assume all of the liabilities and obligations of ASA incurred in the operation of the International Division, and ASA shall assign and transfer such liabilities.

    WHEREAS, ASA, TradePoint and Crane desire that, upon the transfer of assets to TradePoint from ASA and the assumption of liabilities by TradePoint as herein contemplated, a 16% membership interest in TradePoint and a Note in the principal amount of $600,000 (as defined in Section 3) will be issued to ASA in exchange for said transfer of assets and assumption of liabilities and an 84% membership interest in TradePoint be issued to Crane in exchange for Crane's shares of the common stock of ASA, $.01 par value per share ("ASA Common Stock").

    NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

    1.   Transfer of Assets to TradePoint.
         --------------------------------

    1.1 ACQUIRED ASSETS. ASA hereby agrees to assign, convey, transfer and deliver to TradePoint, and TradePoint hereby agrees to acquire from ASA, at the Closing (as defined in Section 10.1) all of ASA's right, title and interest in and to the following assets of ASA which shall be referred to herein as the "Acquired Assets" and which together constitute all of the assets used and useful in the conduct of business of the International Division:

         (a) TANGIBLE PERSONAL PROPERTY. All of the equipment, inventory, work-in-process, backlog, tools, fixtures, supplies, packages, boxes, catalogues, computer hardware, software, systems applications, books, records, cash at December 31, 1996, and other supplies relating to the International Division existing at the Closing as described on Schedule 1.1(a) hereto.

         (b) INTANGIBLE PROPERTY. (i) All of ASA's patents, trademarks, trademark registrations, service marks, trade names, patent applications, trademark applications, processes, proprietary know-how, licenses, blueprints, drawings, designs, patterns, copyrights and formulas relating to the International Division existing at the Closing as described on Schedule 1.1(b)(i) hereto with the exception of certain licensed material, for which TradePoint will pay ASA a royalty, which is included in the amount of the consideration in Section 3.1 as described more fully in a License Agreement in substantially the form attached hereto as EXHIBIT 1.1(b)(i) (the "License Agreement"); and (ii) all of ASA's bank and investment accounts, trade accounts receivable, prepaid expenses and accounts, rights under all contracts, agreements, leases and licenses together with all security and deposits relating thereto, customer lists, property lists, payroll and personnel records, sales records, account books and supplier lists relating to the International Division existing at the Closing including those items described on Schedule 1.1(b)(ii) hereto.

    1.2 STATUS OF ACQUIRED ASSETS. THE ACQUIRED ASSETS WHICH ARE TANGIBLE PERSONAL PROPERTY ARE TRANSFERRED AND SOLD TO TRADEPOINT "AS IS" AND "WHERE IS" WITHOUT ANY WARRANTIES OF QUALITY OR FITNESS, EXCEPT AS HEREINAFTER SPECIFICALLY SET FORTH.

    1.3 REAL ESTATE. The real estate located at 615 Amherst Street, Nashua, New Hampshire (the "Real Estate"), subject to the appropriate third party consents, shall be leased to TradePoint pursuant to a Lease (the "Lease") in substantially the form attached hereto as EXHIBIT 1.3.

    2. ASSUMPTION OF LIABILITIES. ASA hereby agrees to assign and TradePoint hereby agrees to assume any and all liabilities and obligations of ASA arising from the ordinary course of business of the International Division at Closing, whether known or unknown, contingent or otherwise, as follows, which shall be referred to herein as the "Assumed Liabilities" including without limitation the following:

         (a) ACCOUNTS PAYABLE. All of ASA's accounts payable to trade creditors due at Closing and listed on Schedule 2(a) hereto;


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

         (b) CONTRACTS. All of ASA's obligations for the performance of, and all liability arising under, all contracts and leases assigned by ASA to TradePoint existing at Closing, including but not limited to unfilled customer purchase orders, and listed on Schedule 2(b) hereto;

         (c) EMPLOYEE BENEFITS. All obligations for the payment of salaries and other benefits due to employees existing at Closing pursuant to any employee benefit plans, employment contracts or otherwise (including but not limited to the sub-account attributable to International Division employees' health benefit plan administered by Massachusetts Financial Group) as listed on Schedule 2(c) hereto;

         (d) WARRANTY CLAIMS. All claims, now existing or hereafter asserted, for the repair or replacement of products manufactured, produced, designed and sold prior to Closing and listed on Schedule 2(d) hereto.

         (e) APPLICATION DEVELOPMENT AGREEMENT. All obligations under an Application Development Agreement by and between ASA and International Business Machines Corporation (the "Application Development Agreement") dated as of February 18, 1991.

    3.   Consideration.
         -------------

    3.1 CONSIDERATION FOR TRANSFER OF ASSETS. ASA and TradePoint agree that, in consideration for the transfer of the Acquired Assets, at the Closing, TradePoint shall issue and ASA shall accept (i) a 16% membership interest in TradePoint and (ii) a subordinated promissory in the principal amount of $600,000, payable in accordance with its terms (the "Note"), in substantially the form attached hereto as Exhibit 3.1 to be secured by a pledge of the ASA Common Stock to be transferred to TradePoint by Crane pursuant to Section 3.2 hereunder.

    3.2 CONSIDERATION FOR CRANE'S INTEREST IN TRADEPOINT. ASA, TradePoint and Crane agree that, in consideration for the issuance of an 84% membership interest in TradePoint to Crane, Crane shall tender and TradePoint shall accept
(i) certificates evidencing 665,597 shares of ASA Common Stock owned by Crane at the Closing; (ii) a 16% partnership interest in the ASA Investment Partnership under a Partnership Agreement dated as of March 31, 1987 by and among ASA, Alfred C. Angelone and Crane, and (iii) the surrender by Crane and the cancellation and termination by the Board of Directors of ASA of Crane's options to purchase 245,000 shares of ASA Common Stock (which includes options to purchase 40,000 shares of ASA Common Stock granted but unvested and unexercisable as of the date hereof).

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

    4.   Treatment of Asa Common Stock.
         -----------------------------

    4.1 IRREVOCABLE PROXY. TradePoint and ASA hereby agree that TradePoint shall grant to ASA an irrevocable Proxy (the "Proxy") in substantially the form attached hereto as EXHIBIT 4.1, for a period of five (5) years from the date of the Closing.

    4.2 PLEDGE OF ASA COMMON STOCK. As security and collateral for the $600,000 of indebtedness of TradePoint to ASA evidenced by the Note, the shares of ASA Common Stock to be held by TradePoint upon closing shall be pledged to ASA pursuant to a Pledge and Security Agreement (the "Pledge and Security Agreement") in substantially the form attached hereto as EXHIBIT 4.2.

    5. NONCOMPETITION, NONSOLICITATION AND NONDISCLOSURE AGREEMENT. For a period of five (5) years from the date of the Closing, Crane and TradePoint hereby agree not to compete with ASA, disclose any confidential information with respect to ASA or solicit any of ASA's customers or employees, in accordance with the Noncompetition, Nonsolicitation and Nondisclosure Agreement (the "Noncompetition Agreement") attached hereto as Exhibit 5. Likewise, for a period of five (5) years from the date of the Closing, ASA and Alfred C. Angelone hereby agree not to compete with TradePoint and Crane, and ASA hereby agrees not to disclose any confidential information with respect to TradePoint and Crane or solicit any of TradePoint's customers or employees in accordance with the Noncompetition Agreement.

    6. REPRESENTATIONS AND WARRANTIES OF ASA. ASA represents and warrants to Crane and TradePoint as follows:

         6.1 CORPORATE STATUS. ASA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. ASA has the corporate power and authority to own its properties and to conduct business.

         6.2 DUE AUTHORIZATION. The entry by ASA into this Agreement, the performance of its obligations hereunder, the transfer of the Acquired Assets by ASA to TradePoint and the assignment and assumption of the Assumed Liabilities by TradePoint in exchange for the issuance by TradePoint of a 16% membership interest in TradePoint and the Note hereunder have been duly authorized by all requisite corporate action. This Agreement and the other instruments to be executed and delivered by ASA and TradePoint hereunder will constitute valid and binding obligations.

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

         6.3 TITLE TO ACQUIRED ASSETS. Except as described on Schedule 6.3 hereto, ASA has good and marketable title to the Acquired Assets free and clear of all liens, encumbrances and restrictions on transferability.

         6.4 SUFFICIENCY OF ACQUIRED ASSETS. The Acquired Assets transferred by ASA to TradePoint pursuant to this Agreement, in combination with the assignment and assumption of the Assumed Liabilities transferred hereunder and the license of certain intellectual property pursuant to the License Agreement, constitute all of the assets and liabilities used by ASA exclusively in the conduct of the business of the International Division and, are sufficient to conduct the business of the International Division as presently conducted by ASA.

         6.5    INTELLECTUAL PROPERTY. The intellectual property described on
Schedule 1.1(b)(i) hereto constitutes all such intellectual property rights owned by or licensed to ASA which are used and useful in the conduct of the business of the International Division. Except as set forth on said schedule, ASA is not a party to any written or oral agreement whereby the intellectual property is permitted to be used by a third party.

         6.6 INVESTMENT BANKING REPORT. ASA has received an investment banking report from Shields and Company, satisfactory in form and substance to the Board of Directors of ASA, regarding certain financial considerations of the transactions contemplated by this Agreement.

         6.7    Legal Compliance.
                ----------------

                (a) ASA has all governmental licenses and permits necessary to conduct business as presently conducted and all such permits are in full force and effect.

                (b) ASA has duly complied in all material respects with all applicable federal, state and local laws pertaining to the operation of the business of the International Division with respect to health, environmental protection and the use and disposal of hazardous or toxic materials. There is no liability attaching to the use of the Real Estate or the operation of the business of the International Division therein as a result of the disposal, discharge or release of any oil, toxic or hazardous substance.

    7. REPRESENTATIONS AND WARRANTIES OF TRADEPOINT. TradePoint hereby represents and warrants to ASA as follows:

         7.1 CORPORATE STATUS. TradePoint is a limited liability company duly organized, validly existing and in good


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

standing under the laws of the State of New Hampshire. TradePoint has the legal power and authority to own its properties and to conduct its business.

         7.2 DUE AUTHORIZATION. The entry by TradePoint into this Agreement, the performance of its obligations hereunder, the acceptance of the transfer of the Acquired Assets by ASA to TradePoint, the assignment and assumption of the Assumed Liabilities, the issuance of membership interests of 16% to ASA and 84% to Crane, respectively, and the issuance of and obligations under the Note hereunder have been duly authorized by all requisite action. This Agreement and the other instruments to be executed and delivered by TradePoint hereunder will constitute valid and binding obligations.

    8. REPRESENTATIONS AND WARRANTIES OF CRANE. Crane represents and warrants to ASA as follows:

         8.1 TITLE TO ASA COMMON STOCK. Crane has good and marketable title to the ASA Common Stock, free and clear of all liens, encumbrances and restrictions on transferability except those imposed under (i) the state or federal securities laws; and (ii) under ASA's organizational and corporate documents.

         8.2 NET WORTH. TradePoint has or shall have at the Closing a net worth sufficient to operate after the Closing the business of the International Division as it is presently operated.

    9.   Conditions Precedent to the Closing.
         -----------------------------------

    9.1 CONDITIONS PRECEDENT TO ASA'S OBLIGATIONS TO CLOSE. The obligations of ASA under this Agreement are subject to the satisfaction, at or before the Closing, of the conditions set out below:

          (a) ABSENCE OF LITIGATION. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or its consummation, will have been instituted or threatened as of the Closing.

          (b) ACCURACY OF REPRESENTATIONS. All representations and warranties made by TradePoint and Crane in this Agreement will be true as of the Closing as though made at that time.

          (c) ASSIGNMENT & ASSUMPTION AGREEMENT. An Assignment and Assumption Agreement, in substantially the form attached hereto as EXHIBIT 9.1(c) (the "Assignment and Assumption Agreement") assigning and transferring to TradePoint all of ASA's


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

right, title and interest in and to the Assumed Liabilities listed on Schedules 2(a) through 2(d) attached hereto shall have been executed and delivered by TradePoint.

          (e) LEASE OF REAL ESTATE. The Lease, negotiated at arm's length and containing a provision with respect to the equity participation of TradePoint in any sale of the Real Estate to a third party as contemplated under Section 12.3 below, shall have been executed and delivered by TradePoint.

          (f) LICENSE AGREEMENT. The License Agreement, in substantially the form attached hereto as EXHIBIT 1.1(b), shall have been executed and delivered by TradePoint.

          (g) MUTUAL RELEASE OF CLAIMS. Crane shall have waived any and all claims that it may now or in the future have against ASA in accordance with a Release in substantially the form attached hereto as Exhibit 9.1(g) (the "Release").

          (h) NONCOMPETITION AGREEMENT. TradePoint and Crane shall have executed and delivered the Noncompetition Agreement in substantially the form attached hereto as Exhibit 5.

          (i) NOTE. The Note shall have been executed and delivered by TradePoint, in substantially the form attached hereto as Exhibit 3.1(i).

          (j) NOTICE TO EMPLOYEES. Notice shall have been given to employees of the International Division listed on Schedule 9.1(j) attached hereto as required under applicable federal and state laws.

          (k) OPINION OF COUNSEL. ASA shall have received an opinion from counsel for TradePoint and Crane with respect to the transactions contemplated herein.

          (l) OPTION TERMINATION AGREEMENT. TradePoint and Crane shall have executed and delivered an Option Termination Agreement in substantially the form attached hereto as Exhibit 9.1(l)(the "Option Termination Agreement").

          (m) PLEDGE AND SECURITY AGREEMENT. The Pledge and Security Agreement shall have been executed and delivered by TradePoint in substantially the form attached hereto as EXHIBIT 4.2.

          (n) PROXY FOR ASA STOCK. The Proxy under which the ASA Common Stock is to be voted shall have been executed and delivered by TradePoint in substantially the form attached hereto as EXHIBIT 4.1.


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

          (o) RELEASE OF LIABILITY. ASA shall have been released from any and all liability on any guaranties, promissory notes, liens, security agreements, leases or other documents on which it is a guarantor or in any way liable as described more fully on Schedule 6.3 attached hereto; said releases being in form and substance satisfactory to ASA.

          (p) THIRD PARTY CONSENTS. CoreStates Bank and all other third parties whose consent is necessary for the transfer of Assets and other transactions contemplated herein, as set forth on Schedule 6.3 attached hereto, shall have consented to the transactions contemplated herein.

         9.2    Conditions Precedent to Tradepoint's and Crane's Obligation to
                --------------------------------------------------------------
Close.
-----

    The obligations of TradePoint and Crane under this Agreement are subject to the satisfaction, at or before the Closing, of the conditions set out below.

                (a) ACCURACY OF REPRESENTATIONS. All representations and warranties made by ASA in this Agreement will be true as of the Closing as though made at that time.

                (b) ABSENCE OF LITIGATION. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or its consummation, will have been instituted or threatened as of the Exchange.

                (c) MUTUAL RELEASE OF CLAIMS. ASA shall have waived any and all claims it may now or in the future have against TradePoint and/or Crane in accordance with the Release.

                (d) OPINION OF COUNSEL. TradePoint and Crane shall have received an opinion from counsel of ASA with respect to the transactions contemplated herein.

                (e) CONSENT TO LEASE. ASA shall have obtained consents from Sun Life Assurance Company of Canada and Granite State Economic Development Corporation (the "Consents") with respect to the Lease of the Real Estate.

                (f) RELEASE OF LIEN ON ACQUIRED ASSETS. ASA shall have obtained a release from its financial institution from any liens or security arrangements (the "Lien Release") regarding the Acquired Assets.

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                (g) NONCOMPETITION AGREEMENT. ASA shall have executed and
delivered the Noncompetition Agreement.

    10.  Closing.
         -------

         10.1   Closing.
                -------

                (a)    Time and Place.
                       --------------

         The transfer of the Acquired Assets by ASA to TradePoint in exchange for the issuance of a 16% membership interest in TradePoint and the Note as well as the tender and delivery of Crane's shares of ASA Common Stock in exchange for an 84% membership interest in TradePoint (the "Closing") shall take place at the close of business on December 31, 1996 at the offices of Hinckley, Allen & Snyder, One Financial Center, Boston, Massachusetts, or at such other time as the parties shall mutually agree.

                (b)    ASA'S Obligations at Closing.
                       ----------------------------

         At the Closing, ASA will deliver to TradePoint and Crane the following documents:

                (i) The Assignment and Assumption Agreement duly executed by ASA, assigning and transferring to TradePoint all of ASA's right, title and interest in and to the Assumed Liabilities listed on Schedules 2(a) through 2(d) attached hereto.

                (ii) A Bill of Sale, in substantially the form attached hereto as EXHIBIT 10.1(b)(ii), transferring the Acquired Assets from ASA to TradePoint.

                (iii)  The License Agreement, duly executed by ASA.

                (iv)   The Lease, duly executed by ASA

                (v)    The Noncompetition Agreement, duly executed by ASA.

                (vi)   The Pledge and Security Agreement, duly executed by ASA.

                (vii)  The Consent, in substantially the form attached hereto as
EXHIBIT 10.1(b)(vii).

                (viii) The Lien Release, in the form of Uniform Commercial Code Termination Statements, to the transfer of the Acquired Assets.


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

                (ix)   The Option Termination Agreement, duly executed by ASA.

                (x) Proof of notice to employees of the International Division as required under applicable federal and state laws.

                (xi) That portion of the books, papers, records, stock ledgers, tax returns and other related correspondence relating to the Acquired Assets and the conduct of the business of the International Division.

                (xii) A Limited Liability Operating Company Agreement of TradePoint in substantially the form attached hereto as EXHIBIT 10.1(b)(xii) (the "LLC Agreement"), duly executed by ASA.

                (xiii) A Members' Purchase Agreement (the "Purchase Agreement"), in substantially the form attached hereto as EXHIBIT 10.1(b)(xiii), duly executed by ASA.

                (c)   Tradepoint's Obligations at Closing.
                      -----------------------------------

                (i) The Assignment and Assumption Agreement, duly executed by TradePoint.

                (ii)  The License Agreement, duly executed by TradePoint.

                (iii) The Lease, duly executed by TradePoint.

                (iv)  The Noncompetition Agreement, duly executed by TradePoint.

                (v)   The Note, duly executed by TradePoint.

                (vi) The Pledge and Security Agreement, duly executed by TradePoint.

                (vii) The Proxy, duly executed by TradePoint.

                (viii) The Purchase Agreement, duly executed by TradePoint.

                (ix) A certificate evidencing 16% membership interest in TradePoint in the name of ASA and a certificate evidencing 84% membership interest in TradePoint in the name of Crane.

         (d)    Crane's Obligations at Closing.
                ------------------------------

                (i)   The Noncompetition Agreement, duly executed by Crane.

                (ii)  The Option Termination Agreement, duly executed by Crane.

                (iii) The LLC Agreement, duly executed by Crane.

                (iv)  The Purchase Agreement, duly executed by Crane.

                (v) Share certificates evidencing the ASA Common Stock, or stock powers representing such shares, duly endorsed in blank.

                (vi) Certificate evidencing a 16% interest in the ASA Investment partnership, duly endorsed in blank.

                (vii) An Assignment of Partnership Interest, in substantially the form attached hereto as Exhibit 10.1(d)(vii), duly executed by Crane.

    11. EFFECTIVE TIME. The effective time of the transfer of the Acquired Assets to, and the assumption of liabilities by TradePoint shall be the close of business on December 31, 1996.

    12.  Covenants of Asa, Tradepoint and Crane.
         --------------------------------------

         12.1 ACCESS TO INFORMATION. Following the execution of this Agreement until the Closing as well as after the Closing, ASA agrees to provide to TradePoint and its authorized representatives, and TradePoint agrees to provide to ASA and its authorized representatives, upon reasonable notice and during normal business hours, access to the books and records relating to the Assets and the conduct of the business of the International Division, as may reasonably be required for purposes of compliance with the tax, financial reporting and legal obligations of TradePoint and ASA.

         12.2 INDEMNIFICATION. (a) INDEMNIFICATION OF ASA. TradePoint and Crane hereby agree to indemnify and hold ASA harmless for any loss, liability, damage or reasonable out-of-pocket expense suffered or incurred by ASA as a result of any claim, action or proceeding which may arise after the Closing in connection with (i) the operation of the business of the International Division or (ii) claims from third parties arising under the Assumed Liabilities. TradePoint and Crane shall reimburse ASA for all reasonable costs and expenses incurred by


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

ASA in connection with any action, proceeding, claim, assessment or judgment incident to any of the foregoing matters, including but not limited to reasonable attorney's fees.

                In the event of a claim, ASA shall promptly notify TradePoint in writing of the facts surrounding the claim within thirty (30) days of receipt of the claim. TradePoint or its authorized representative shall acknowledge the claim in writing as well as its obligation to defend such claim within twenty
(20) days of receipt of the claim from ASA. In the event of a dispute regarding the claim, TradePoint shall notify ASA in writing of its objection to defense of the claim within twenty (20) days of receipt of such claim. The validity of the claim shall then be submitted to an arbitrator mutually agreed upon by ASA and TradePoint. In the event that the parties are unable to mutually agree upon an arbitrator, ASA shall choose one arbitrator, TradePoint shall choose a second arbitrator, and these two arbitrators shall choose a third arbitrator. The final determination of the arbitration shall be binding, and the party who is liable to defend and pay the claim shall pay the costs and expenses of arbitration of the party who is not liable.

         (b) INDEMNIFICATION OF TRADEPOINT. ASA hereby agrees to indemnify and hold TradePoint harmless for any loss, liability, damage or reasonable out-of-pocket expense suffered or incurred by TradePoint as a result of any claim, action or proceeding which may arise after the Closing in connection with the operation of the business of ASA other than the International Division. ASA shall reimburse TradePoint for all reasonable costs and expenses incurred by TradePoint in connection with any action, proceeding, claim, assessment or judgment incident to any of the foregoing matters, including but not limited to reasonable attorney's fees.

    In the event of a claim, TradePoint shall promptly notify ASA in writing of the facts surrounding the claim within thirty (30) days of receipt of the claim. ASA or its authorized representative shall acknowledge the claim in writing as well as its obligation to defend such claim within twenty (20) days of receipt of the claim from TradePoint. In the event of a dispute regarding the claim, ASA shall notify TradePoint in writing of its objection to defense of the claim within twenty (20) days of receipt of such claim. The validity of the claim shall then be submitted to an arbitrator mutually agreed upon by TradePoint and ASA. In the event that the parties are unable to mutually agree upon an arbitrator, TradePoint shall choose one arbitrator, ASA shall choose a second arbitrator, and these two arbitrators shall choose a third arbitrator. The final determination of the arbitration shall be binding, and the party who is liable to


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

defend and pay the claim shall pay the costs and expenses of arbitration of the party who is not liable.

         12.3 SALE OF REAL ESTATE. In the event that TradePoint and ASA mutually agree that ASA should sell the Real Estate to a third party after the date of the Closing and during the period in which TradePoint is a tenant occupying the Real Estate pursuant to the Lease, for a minimum of One Million Two Hundred Thousand Dollars ($1,200,000), ASA shall pay to TradePoint fifty percent (50%) of any net proceeds over One Million Dollars ($1,000,000). "Net Proceeds" shall mean proceeds after satisfaction of all mortgage indebtedness on the Real Estate as well as payment of any and all costs and expenses, direct or indirect, related to the sale of the Real Estate.

    13.  Tax Matters.
         -----------

    (a) FILING OF RETURNS AND PAYMENT OF TAXES. ASA, after the date hereof, will (i) prepare and file all tax returns relating to ASA for all periods (or portions thereof) ending on or prior to the date hereof and (ii) be responsible for the conduct of all tax examinations relating to all tax returns relating to ASA filed for all periods (or portions thereof) ending on or prior to the date hereof.

    (b) TRANSFER TAXES. ASA and TradePoint shall each be responsible for and pay one-half (50%) of transfer, recording ad valorem and similar taxes and fees incurred or due to the United States Government or the State of New Hampshire as a result of the transactions contemplated by this Agreement, whether levied upon ASA or TradePoint.

    (c) PROPERTY TAXES. All personal or real property taxes imposed with respect to the Assets or the operation of the Business shall be apportioned between Seller and Buyer as of the close of business on the day of the Closing.

    (d) COOPERATION; RECORDS. Each party hereto, at its own cost and expense, shall provide any other party hereto with such assistance as may reasonably be requested by such party in connection with the preparation and filing of any financial statement or tax return, including the completion of ASA's tax return information package, audit or other examination by any taxing authority, and any judicial or administrative proceedings relating to liability for taxes attributable to the Assets or the operation of the business, and each party, at its own cost and expense, shall retain for a reasonable period of time (but not less than six years after the date hereof or until the expiration of all applicable statutes of limitation, whichever is later), and provide the other party with all accounting, business,

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

financial and tax records, or information which may be relevant to such financial statement, return, audit or examination, proceedings or determination.

    14. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

         (a) if to ASA, to:
             -------------

             ASA International Ltd.
             10 Speen Street
             Framingham, MA  01701

             Attention:  Alfred C. Angelone, Chairman
              and Chief Executive Officer

         (b) if to Tradepoint, to:
             --------------------

             TradePoint Systems LLC
             615 Amherst Street
             Nashua, NH

             Attention:  Christopher J. Crane,
                         President

         (c) if to Crane, to:
             ---------------

             Christopher J. Crane
             283 Littleton Road
             Harvard, MA 01451

or to such other address as the parties shall specify in writing to the other.

    15. FURTHER ASSURANCES. ASA, TradePoint and Crane will promptly execute and deliver such additional instruments and documents and take such additional actions as may be necessary to carry out or implement any provision of this Agreement or to facilitate the lawful exercise by TradePoint of its rights as owner of the Acquired Assets or to confirm the assumption by TradePoint of the Assumed Liabilities.

    16. TITLES. The title of this Agreement and the titles of sections and subsections, and of exhibits, are for convenience of reference only and will not be considered in the construction or interpretation hereof.

    17. SURVIVAL. All representations and warranties of the parties contained in this Agreement will not survive after the date of the Closing, however, the agreements and covenants of the parties, including the provision for indemnification, shall survive after the date of the Closing.

    18. ENTIRE AGREEMENT. This Agreement and the schedules hereto constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede any prior or contemporaneous agreement or understanding between the parties, written or oral, which relates to the subject matter hereof.

    19. SUCCESSORS AND ASSIGNS. References in this Agreement to the parties hereto will be deemed to include their successors and permitted assigns and this Agreement will be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

    20. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

    21. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

    22. AMENDMENTS. This Agreement may be amended or modified only by a written instrument signed by the parties hereto.

    IN WITNESS WHEREOF, the parties have executed this Agreement on the 20th day of December, 1996.

                                                ASA INTERNATIONAL LTD.

                                                By: /s/ Alfred C. Angelone
                                                    ----------------------------
                                                    Alfred C. Angelone

                                                Title:  Chairman and Chief
                                                        Executive Officer

                                                TRADEPOINT SYSTEMS LLC

                                                By: /s/ Christopher J. Crane
                                                    ----------------------------
                                                    Christopher J. Crane

                                                Title: President

                                                /s/ Christopher J. Crane
                                                --------------------------------
                                                Christopher J. Crane,
                                                individually

                         LIST OF EXHIBITS AND SCHEDULES
                         ------------------------------

                         TO REORGANIZATION AGREEMENT BY
                      AND BETWEEN ASA INTERNATIONAL LTD.,
                TRADEPOINT SYSTEMS LLC, AND CHRISTOPHER J. CRANE

        Schedules
        ---------

Schedule 1.1(a)         Assets to be Transferred
Schedule 1.1(b)(i)      Intangible Property to be Transferred
Schedule 2(a)           Accounts Payable
Schedule 2(b)           Assumed Contracts
Schedule 2(c)           Employee Benefits
Schedule 2(d)           Warranty Claims
Schedule 6.3            Restrictions on Transferability
Schedule 9.1(j)         Employee Contracts

        Exhibits
        --------

Schedule 1.1(b)(i)      License Agreement
Schedule 1.3            Lease Agreement
Schedule 3.1            Promissory Note
Schedule 4.1            Irrevocable Proxy
Schedule 4.2            Stock Pledge Agreement
Schedule 5              Non-Competition Agreement
Schedule 9.1(c)         Assignment and Assumption Agreement
Schedule 9.1(g)         Mutual Release of Claims
Schedule 10.1(b)(ii)    Bill of Sale
Schedule 10.1(b)(vii)   Consents
Schedule 10.1(d)(vii)   Assignment of Partnership Interest
Schedule 10.1(b)(xii)   Limited Liability Operating Company Agreement
Schedule 10.1(b)(xiii)  Members' Purchase Agreement

        Pursuant to Instruction (2) to Item 601 of Regulation s-k, the ehibits and schedules listed above are omitted. The Registrant agrees to file copies of such exhibits and schedules if so requested by the Securities and Exchange Commission.